Exhibit 4.5

Execution Version

T-MOBILE USA, INC. and T-MOBILE US, INC. and EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO
5.650% SENIOR NOTES DUE 2053 SIXTH SUPPLEMENTAL INDENTURE Dated as of February 9, 2023
DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee
to INDENTURE Dated as of September 15, 2022

i

SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”), dated as of February 9, 2023 (the “Additional Notes Issue Date”), among T-Mobile USA, Inc., a Delaware corporation (the “Issuer”), T-Mobile, US, Inc., a Delaware corporation (“Parent,” as a guarantor), and the other guarantors party hereto (together with Parent, the “Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee.

WHEREAS, the Issuer has heretofore executed and delivered an Indenture, dated as of September 15, 2022 (the “Base Indenture”), among the Issuer, Parent and the Trustee, providing for the issuance from time to time of one or more Series of the Issuer’s Notes;

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore entered into a Second Supplemental Indenture, dated as of September 15, 2022 (the “Second Supplemental Indenture”) to the Base Indenture (the Base Indenture, as amended and supplemented from time to time, including pursuant to the Second Supplemental Indenture, being referred to herein as the “Original Indenture,” and as further amended and supplemented by this Sixth Supplemental Indenture, being referred to herein as the “Indenture”) establishing the terms of the Issuer’s 5.650% Senior Notes due 2053 (the “Notes”);

WHEREAS, acting pursuant to a Company Order delivered to the Trustee in accordance with the terms of the Original Indenture, the Trustee authenticated and delivered Notes for original issue in an aggregate principal amount of $1,000,000,000 on September 15, 2022 (the “Existing Notes”);

WHEREAS, under Section 2.03 of the Second Supplemental Indenture, the aggregate principal amount of the Notes to be issued may be increased, and such Series may be reopened for issuances of additional Notes, upon delivery to the Trustee of a Company Order without the consent of any Holder of Notes;

WHEREAS, the Issuer has furnished the Trustee with a duly authorized and executed Company Order dated February 9, 2023, authorizing and directing the Trustee to issue and authenticate $750,000,000 in aggregate principal amount of Notes (the “Additional Notes”), constituting an additional issuance of Notes, fungible with the Existing Notes and consolidated with and forming a single Series with the Existing Notes; and

WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid, binding and enforceable agreement of the Issuer, the Guarantors and the Trustee and a valid supplement to the Base Indenture have been done.

NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Additional Notes established hereby:

Article I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01        Definitions.

All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture. If a capitalized term is defined in both the Original Indenture and this Sixth Supplemental Indenture, the definition in this Sixth Supplemental Indenture shall apply to the Additional Notes (and any Note Guarantee in respect thereof).

Section 1.02        Other Definitions.

Term	Defined in Section
“Additional Notes”	Recitals
“Additional Notes Issue Date”	Recitals
“Base Indenture”	Recitals
“Guarantors”	Recitals
“Indenture”	Recitals
“Issuer”	Recitals
“Parent”	Recitals
“Second Supplemental Indenture”	Recitals
“Sixth Supplemental Indenture”	Recitals

Section 1.03        Rules of Construction.

Unless the context otherwise requires:

(1)       a term has the meaning assigned to it;

(2)       an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)       “or” is not exclusive;

(4)       words in the singular include the plural, and in the plural include the singular;

(5)       “will” shall be interpreted to express a command;

(6)       provisions apply to successive events and transactions;

(7)       “including” means “including, without limitation”;

(8)       references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(9)       the phrases “in writing” or “written” as used herein shall be deemed to include PDFs, e-emails and other electronic means of Transmission, unless otherwise indicated.

Article II
THE additional NOTES

Section 2.01        Terms of Additional Notes.

The Additional Notes shall have the terms set forth in Section 2.03 of the Second Supplemental Indenture except as modified by the following:

(a)          The aggregate principal amount of Additional Notes which shall be authenticated and delivered on the Additional Notes Issue Date under the Indenture shall be $750,000,000;

(b)          The Additional Notes issued on the Additional Notes Issue Date will be issued at an issue price of 104.403% of the principal amount thereof.

(c)          The first interest payment date with respect to the Additional Notes shall be July 15, 2023.

Section 2.02        Agreement to Guarantee.

The Guarantors hereby agree, jointly and severally, to unconditionally guarantee the Issuer’s obligations under the Additional Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X of the Base Indenture.

Article III
MISCELLANEOUS

Section 3.01        Effect of the Sixth Supplemental Indenture.

(a)           This Sixth Supplemental Indenture is a supplemental indenture within the meaning of Section 2.02 of the Base Indenture, and the Original Indenture shall (notwithstanding Section 12.12 of the Base Indenture or Section 3.04 hereof) be read together with this Sixth Supplemental Indenture and shall have the same effect over the Additional Notes, in the same manner as if the provisions of the Original Indenture and this Sixth Supplemental Indenture were contained in the same instrument.

(b)           In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this Sixth Supplemental Indenture.

Section 3.02        Governing Law.

THIS SIXTH SUPPLEMENTAL INDENTURE AND THE ADDITIONAL NOTES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 3.03        Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SIXTH SUPPLEMENTAL INDENTURE.

Section 3.04        No Adverse Interpretation of Other Agreements.

Subject to Section 3.01, this Sixth Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, Parent or its Subsidiaries or of any other Person. Subject to Section 3.01, any such other indenture, loan or debt agreement may not be used to interpret this Sixth Supplemental Indenture.

Section 3.05        Successors.

All agreements of the Issuer in this Sixth Supplemental Indenture and the Additional Notes will bind its successors. All agreements of the Trustee in this Sixth Supplemental Indenture will bind its successors. All agreements of each Guarantor in this Sixth Supplemental Indenture will bind its successors, except as otherwise provided in Section 10.04 of the Base Indenture.

Section 3.06        Severability.

In case any provision in this Sixth Supplemental Indenture or in the Additional Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.07        Counterparts.

This Sixth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Sixth Supplemental Indenture and of signature pages by electronic (including PDF) transmission shall constitute effective execution and delivery of this Sixth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Sixth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by electronic (including PDF) transmission shall be deemed to be their original signatures for all purposes.

Section 3.08        Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Sixth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Sixth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 3.09        Beneficiaries of this Sixth Supplemental Indenture.

Nothing in this Sixth Supplemental Indenture or in the Additional Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Additional Notes, any benefit or any legal or equitable right, remedy or claim under this Sixth Supplemental Indenture.

Section 3.10        No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Additional Notes, this Sixth Supplemental Indenture, the Note Guarantees in respect of the Additional Notes, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Additional Notes by accepting an Additional Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Additional Notes.

Section 3.11        The Trustee.

The Trustee shall not be responsible or liable for the validity or sufficiency of, or the recitals in, this Sixth Supplemental Indenture and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee and the Agents shall be applicable in respect of the Additional Notes and of this Sixth Supplemental Indenture as fully and with like effect as set forth in full herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the date first above written.

T-MOBILE USA, INC.

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

T-MOBILE US, INC.

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

[Sixth Supplemental Indenture]

AMERICAN TELECASTING OF SEATTLE, LLC
APC REALTY AND EQUIPMENT COMPANY, LLC
ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC
ASSURANCE WIRELESS USA, L.P.
ATI SUB, LLC
CLEAR WIRELESS LLC
CLEARWIRE COMMUNICATIONS LLC
CLEARWIRE HAWAII PARTNERS SPECTRUM, LLC
CLEARWIRE LEGACY LLC
CLEARWIRE SPECTRUM HOLDINGS II LLC
CLEARWIRE SPECTRUM HOLDINGS III LLC
CLEARWIRE SPECTRUM HOLDINGS LLC
CLEARWIRE XOHM LLC
FIXED WIRELESS HOLDINGS, LLC
IBSV LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
NEXTEL RETAIL STORES, LLC
NEXTEL SOUTH CORP.
NEXTEL SYSTEMS, LLC
NEXTEL WEST CORP.
NSAC, LLC
PRWIRELESS PR, LLC
PUSHSPRING, LLC
SIHI NEW ZEALAND HOLDCO LLC
SPRINT CAPITAL CORPORATION
SPRINT COMMUNICATIONS COMPANY L.P.
SPRINT COMMUNICATIONS LLC
SPRINT INTERNATIONAL COMMUNICATIONS LLC
SPRINT INTERNATIONAL HOLDING LLC
SPRINT INTERNATIONAL LLC
SPRINT INTERNATIONAL NETWORK COMPANY LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

[Sixth Supplemental Indenture]

SPRINT LLC
SPRINT PCS ASSETS, L.L.C.
SPRINT SOLUTIONS LLC
SPRINT SPECTRUM REALTY COMPANY, LLC
TDI ACQUISITION SUB, LLC
T-MOBILE CENTRAL LLC
T-MOBILE INNOVATIONS LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES LLC
T-MOBILE SOUTH LLC
T-MOBILE WEST LLC
TMUS INTERNATIONAL LLC
TVN VENTURES LLC
UTELCOM LLC
VMU GP, LLC
WBSY LICENSING, LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

SPRINTCOM LLC
SPRINT SPECTRUM LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Assistant Treasurer

[Sixth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

By:	/s/ Chris Niesz
Name:	Chris Niesz
Title:	Vice President

[Sixth Supplemental Indenture]